Exhibit 10.5

REVOLVING CREDIT NOTE

$200,000,000.00	September 22, 2014

1.	FOR VALUE RECEIVED, TCW DL BRIDGE, LLC, a Delaware limited liability company (“Maker”), hereby unconditionally promises to pay to NATIXIS, NEW YORK BRANCH (“Payee”), at the principal office of Natixis, New York Branch, as Funding Agent (“Funding Agent”) for the Lender Group under the Credit Agreement referred to below or such other office as Funding Agent designates, the principal sum of TWO HUNDRES MILLION AND NO/100 DOLLARS ($200,000,000.00), or, if less, the unpaid principal amount of the Loans, together with accrued interest thereon, in lawful money of the United States of America.

2.	This promissory note (this “Note”) has been executed and delivered pursuant to that certain Revolving Credit Agreement, dated as of September 22, 2014 (as amended, modified, supplemented, or restated from time to time, the “Credit Agreement”), by and among TCW DL Bridge, LLC, as borrower, Natixis, New York Branch, as Funding Agent, and the lenders party thereto, and is one of the “Notes” referred to therein. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement. This Note evidences Loans made under the Credit Agreement, and the holder of this Note shall be entitled to the benefits provided in the Credit Agreement. Reference is hereby made to the Credit Agreement for a statement of: (a) the obligation of Payee to make advances thereunder; (b) the prepayment rights and obligations of Maker; (c) the collateral for the repayment of this Note; and (d) the events upon which the maturity of this Note may be accelerated. Maker may borrow, repay and reborrow upon the terms and conditions specified in the Credit Agreement.

3.	The unpaid principal amount of this Note shall be payable in accordance with the terms of Sections 3.03 and 11.13 of the Credit Agreement.

4.	The unpaid principal amount of this Note shall bear interest from the date of borrowing until maturity in accordance with Sections 2.05 and 11.13 of the Credit Agreement. Interest on this Note shall be payable in accordance with Sections 3.02, 3.03, and 11.13 of the Credit Agreement.

5.	All Borrowings and continuations of Loans hereunder, and all payments made with respect thereto, may be recorded by Payee from time to time on grid(s) which may be attached hereto, or Payee may record such information by such other method as Payee may generally employ; provided, however, that failure to make any such entry shall in no way reduce or diminish Maker’s obligations hereunder. The aggregate unpaid amount of all Borrowings and continuations of Loans set forth on grid(s) which may be attached hereto shall be rebuttably presumptive evidence of the unpaid principal amount of this Note or under the Credit Agreement.

6.	If this Note, or any installment or payment due hereunder, is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after maturity, Maker agrees to pay all out-of-pocket costs of collection, including, but not limited to, attorneys’ fees incurred by the holder hereof and costs of appeal, in each case, as provided in the Credit Agreement. All past-due principal of, and, to the extent permitted by applicable Law, past-due interest on, this Note shall bear interest until paid at the Default Rate as provided in the Credit Agreement.

7.	Maker and all sureties, endorsers, guarantors and other parties ever liable for payment of any sums payable pursuant to the terms of this Note, jointly and severally waive demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collection, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payment, or any releases or substitutions of any security, or any delay, indulgence, or other act of any trustee or any holder hereof, whether before or after maturity.

8.	Pursuant to Section 5-1401 of the New York General Obligations Law, the substantive laws of the State of New York, without regard to the choice of law principles that might otherwise apply, and the applicable federal Laws of the United States of America, shall govern the validity, construction, enforcement and interpretation of this Note.

9.	Reference is hereby made to Section 11.16 of the Credit Agreement regarding the non-personal liability of the Investors, the provisions of which are hereby incorporated by reference in this Note as if fully set forth herein, for the payment and performance of Maker’s obligations hereunder.

10.	This Note is subject to the provisions of Section 11.07(b) (Submission of Jurisdiction), Section 11.07(c) (Waiver of Venue), Section 11.07(d) (Service of Process) and Section 11.08 (Waiver of Jury Trial), each of which is incorporated by reference herein.

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SIGNATURE PAGE FOLLOWS.]

MAKER:

TCW DL BRIDGE, LLC

By:	/s/ Richard M. Villa
	Name:	Richard M. Villa
	Title:	Managing Director, Chief Financial Officer

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Revolving Credit Note